3993 Howard Hughes Parkway Suite 600 Las Vegas, Nevada 89169
Our File Number:   52023-00001

Exhibit 5.1

December 17, 2010

Longhai Steel Inc.
No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, China 054000

Re:           Longhai Steel Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Longhai Steel Inc., a Nevada corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (File No. 333-168226) (the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”) for sale by the Company of (i) 2,875,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), (ii) 1,437,500 warrants to purchase an equal number of shares of Common Stock (the “Warrants”), and (iii) 1,437,500 shares of Common Stock to be issued upon exercise of the Warrants.  The Common Stock and Warrants are to be sold in units (the “Units”), each Unit consisting of two shares of Common Stock and one Warrant.  The Common Stock to be sold as a part of the Units is referred to herein as the “Shares” and the Common Stock to be issued upon exercise of the Warrants is referred to herein as the “Warrant Shares.”  The Units, Shares, Warrants and Warrant Shares are referred to herein collectively as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as filed with the Registration Statement; (iii) the Bylaws of the Company, as filed with the Registration Statement; (iv) the Warrant Agreement setting forth the terms of the Warrants and including a specimen form of Warrant, as filed with the Registration Statement; (v) a specimen certificate representing the Common Stock, as filed with the Registration Statement; (vi) a specimen certificate representing the Units, as filed with the Registration Statement; (vii) the Underwriting Agreement, as filed with the Registration Statement; and (viii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Securities, the registration of the Securities under the Securities Act, and such other matters as relevant. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company in the documents identified or otherwise, and of public officials.

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December 17, 2010 Page 2

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies.  We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.  In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, the validity and binding effect thereof on such parties, and that the terms of each of the Warrant Agreement and the Underwriting Agreement will be the valid and binding obligations of all parties thereto.

In rendering the opinions set forth below, we have also assumed that, at or prior to the time of issuance and delivery of any of the Securities, the Registration Statement will have become effective under the Securities Act, the Units, Shares and Warrant Shares will have been registered by the transfer agent and registrar of such Securities, and the Warrants will have been registered by the warrant agent.  We have also assumed that the Units, Shares and Warrants will be issued in accordance with the terms of the Underwriting Agreement, the Warrants will be issued in accordance with the terms of the Warrant Agreement, and the Warrant Shares will be issued upon exercise of the Warrants in accordance with the terms of the Warrant Agreement.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, we are of the opinion that: (i) the issuance of the Units, Shares, Warrants, and Warrant Shares is duly authorized; (ii) upon issuance of the Units in accordance with the terms of the Underwriting Agreement, and issuance and delivery of certificates (or book entry notation if not certificated) representing such Units against payment therefore, the Units will be valid and binding obligations of the Company representing the right to two shares of Common Stock and one Warrant; (iii) upon issuance of the Warrants in accordance with the terms of the Units, and issuance and delivery of certificates (or book entry notation if not certificated) representing such Warrants against payment therefore, the Warrants will be valid and binding obligations of the Company to issue the Warrant Shares; and (iv) upon issuance of the Shares in accordance with the terms of the Units and the Warrant Shares in accordance with the terms of the Warrants, and issuance and delivery of certificates (or book entry notation if not certificated) representing such Shares and Warrant Shares against payment therefore, the Shares and Warrant Shares will be validly issued, fully paid and nonassessable.

December 17, 2010 Page 3

We disclaim any undertaking to advise you of any changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws).  We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lewis and Roca LLP

LEWIS AND ROCA LLP